Exhibit 99.3

Monster Offers Exchanges Its "Lead Generation Business" With Officer For 8,000,000 Shares Of Officer's Stock

Press Release Source: Monster Offers On Thursday November 18, 2010,
10:44 am EST

SAN DIEGO--(BUSINESS WIRE)-- Monster Offers (OTCBB: MONT.OB - News) exchanges its "Lead Generation Business Segment" to Scott J. Gerardi, the Company's Director and President, for 8,000,000 of his 10,000,000 restricted shares of his common stock in Company. This exchange was approved by the Company's Board of Directors and majority shareholders, who were disinterested parties to this transaction. They based their decision on what was reasonably fair to the corporation. Since this is considered an interested party transaction, under the Business Judgment Rule, Mr. Gerardi abstained from voting as a board member and shareholder on this matter. Mr. Gerardi has decided to resign his position as director immediately. He will remain as an officer of the Company, until the end of the year or until such time as the Company names his replacement. Mr. Gerardi indicated that he has no disagreements with the Company, but wants to pursue the development of this business segment.

The Lead Generation Business Segment provided Monster Offers with its past revenues. This business segment is no longer a focus area of the Company. Monster Offers is building out its social commerce business model by offering its "Deal of the Day" Multi-Match Search Engine as illustrated on the Company's website at: www.monsteroffers.com. Management believes this and other social media business solutions currently under development will offer the Company its best growth potential.

"We believe the exchange of the Lead Generation Business is in the best interest of the company," stated Paul Gain, Chairman and CEO of Monster Offers.

Mr. Gain went on to say, "We believe our shareholders will strongly benefit from this exchange as the Company now has 8,000,000 restricted shares of common shares. We value these restricted shares at eight million ($8,000,000) dollars based on today's market price. With these 8,000,000 shares of common stock we can proceed with strategic acquisitions. I also want to make it clear to our shareholders that they are not diluted by this transaction. We still have the same number of outstanding shares today as we did before we made this exchange. Since the launch of our Monster Offers business website, (www.monsteroffers.com) we have been contacted by many up and coming social commerce websites. We are currently working on a stock acquisition strategy and will release this strategy as soon as possible."

Mr. Gain, added, "Our social commerce business is being designed to compete with major competitors, such as Groupon. Earlier this week, the news reported that Yahoo speculated it might be willing to pay as much as $3 billion to buy Groupon, the popular social commerce business. (http://www.msnbc.msn.com/id/40220195/). We are determined to use the best of our abilities to build a social commerce website that will surpass our competitors."


About Monster Offers:

Monster Offers is an emerging online technology company specializing in social media commerce and advertising solutions for large Companies and Non Profit Organizations.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties, including, but not limited to, the risks associated with the management appointment described in this press release, and other risks identified in the filings by Monster Offers (MONT), with the Securities and Exchange Commission. Further information on risks faced by MONT are detailed in the Form 10-K for the year ended December 31, 2009, and in its subsequent Quarterly Reports on Form 10-Q. These filings are or will become available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Monster Offers does not undertake any obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


Contact:
Monster Offers
Paul Gain, CEO
760-208-4905